INDEPENDENT AUDITORS' CONSENT

MuniHoldings Florida Insured Fund:

We consent to the reference to us under the captions "Comparison of the Funds -- Financial Highlights" and "Experts" appearing in the Proxy Statement and Prospectus, which is part of this Registration Statement on Form N-14.

Deloitte & Touche LLP
Princeton, New Jersey
September 30, 1999
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INDEPENDENT AUDITORS' CONSENT

MuniHoldings Florida Insured Fund II:

We consent to the use in this Registration Statement on Form N-14 of our report dated August 6, 1999 appearing in the Proxy Statement and Prospectus, which is a part of such Registration Statement, and to the reference to us under the captions "Comparison of the Funds -- Financial Highlights and "Experts" also appearing in such Proxy Statement and Prospectus.

Deloitte & Touche LLP
Princeton, New Jersey
September 30, 1999